                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                  FORM 8-K A

                                CURRENT  REPORT

         Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (earliest event reported) May 31, 1996
                                         ------------

                              DK INDUSTRIES, INC.
                              -------------------
             (Exact name of registrant as specified in its charter)

         Colorado                        0-15891                  84-0891674
(State or other jurisdiction     (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)



1580 Lincoln Street, Suite 900, Denver,  Colorado                     80203
- --------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (303) 863-1869
                                                   -----------------------------

               425 John Deere Road, Fort Collins, Colorado  80424
         (Former name or former address, if changed since last report.)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     The financial statements filed herewith complete the financial statement filing requirements of the Registrant's 8-K dated May 31, 1996.

     (a) Financial Statements of Businesses Acquired.

         Audited consolidated financial statements for GDC Holdings Corporation for the ten month period ended September 30, 1995 and the years ended November 30, 1994 and November 30, 1993.

     (b) Pro Forma Financial Information

     Pro forma condensed combined statements of operations for the interim six months ended March 31, 1996 and 1995 together with an interim pro forma condensed combined balance sheet as of March 31, 1996.

     (c) Exhibits

             None.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DK INDUSTRIES, INC.
                                 -----------------------------------------------
                                     (Registrant)



Date: September 25, 1996         By: /s/ James W. Muzzy
                                    --------------------------------------------
                                    James W. Muzzy, Vice President and
                                    Principal Financial Officer

                               TABLE OF CONTENTS


Item 7(a):

Consolidated Financial Statements, GDC Holdings Corporation and Subsidiary:


                                                                                               Page
          Independent Auditor's Report                                                          F-2

          Consolidated Balance Sheets, September 30, 1995 and November 30, 1994                 F-3

          Consolidated Statements of Operations, ten month period ended
            September 30, 1995 and for the years ended November 30, 1994 and 1993               F-4

          Consolidated Statements of Stockholders' Equity, ten month period
            ended September 30, 1995 and for the years ended November 30, 1994 and 1993         F-5

          Consolidated Statements of Cash Flows, ten month period ended September 30,
            1995 and for the years ended November 30, 1994 and 1993                             F-6

          Notes to Consolidated Financial Statements, ten month period ended
            September 30, 1995 and for the years ended November 30, 1994 and 1993             F7-14

Item 7(b):

Unaudited Pro Forma Condensed, Combined Financial Information:

          Unaudited Pro Forma Condensed, Combined Balance Sheet, March 31, 1996                F-15

          Unaudited Pro Forma Condensed, Combined Statement of Operations,
            for six month period ended March 31, 1996                                          F-16

          Unaudited Pro Forma Condensed, Combined Statement of Operations,
            for six month period ended March 31, 1995                                          F-17

          Notes to Unaudited Pro Forma Financial Information                                   F-18

DELOITTE &
  TOUCHE LLP             Suite 3700                    Telephone : (504)581-2727
                         One Shell Square               Facsimile: (504)561-7293
                         701 Poydras Street
                         New Orleans, Louisiana 70139-3700



INDEPENDENT AUDITORS' REPORT


To the Board of Directors
GDC Holdings Corporation:

We have audited the accompanying consolidated balance sheets of GDC Holdings Corporation and its wholly owned subsidiary, GDC Enviro-Solutions, Inc. (formerly GDC Engineering Inc.) as of September 30, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the ten month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of GDC Engineering Inc. for the years ended November 30, 1994 and 1993, were audited by other auditors, whose report dated February 8, 1995 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GDC Holdings Corporation as of September 30, 1995, and the results of their operations and their cash flows for the ten month period then ended in conformity with generally accepted accounting principles.

As discussed in Note 2, in 1995 the Company changed its method of accounting for depreciation.

/s/ Deloitte & Touche LLP

March 15, 1996

GDC HOLDINGS CORPORATION AND SUBSIDIARY


CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 1995 AND NOVEMBER 30, 1994
- --------------------------------------------------------------------------------
ASSETS                                                     1995           1994
CURRENT ASSETS:
 Cash                                                $   115,919    $   137,616
 Receivables (no allowance deemed necessary):
   Trade                                               1,062,872      2,464,663
   Retainage                                             600,000        684,035
   Unbilled                                              455,500        534,800
   Other                                                 338,821      1,129,404
 Prepaid expenses                                         99,890        227,276
 Other current assets                                    316,311        154,105
                                                     -----------    -----------
      Total current assets                             2,989,313      5,331,899
Property, plant and equipment, net                     6,921,803      7,211,552
Debt issuance cost, net                                  210,326        288,230
Other assets                                             189,428        470,904
                                                     -----------    -----------
                                                     $10,310,870    $13,302,585
                                                     ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Current maturities of notes payable and long-term
  debt (amounts to shareholders $915,737
  in 1995 and 1994)                                  $ 1,786,975    $ 1,508,380
 Accounts payable and accrued expenses                   927,988      2,226,998
                                                     -----------    -----------
     Total current liabilities                         2,714,963      3,735,378
                                                     -----------    -----------
Long-term debt, excluding current maturities           4,011,691      5,017,163
Deferred income taxes                                    714,120        502,805
Deferred revenue                                            -         1,505,872

Commitments and contingencies                               -              -

STOCKHOLDERS' EQUITY:
 Common stock, no par value, 10,000,000 shares
  authorized, 1,271,387 shares in 1995 and
  1,140,000 shares in 1994 issued
  and outstanding (Note 6)                               187,664         30,000
 Unearned compensation, restricted stock award          (157,664)          -
 Retained earnings                                     2,840,096      2,511,367
                                                      -----------   -----------
      Total stockholders' equity                       2,870,096      2,541,367
                                                      -----------   -----------
                                                      $10,310,870   $13,302,585
                                                      ===========   ===========

See notes to consolidated financial statements.

GDC HOLDINGS CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
TEN MONTH PERIOD ENDED SEPTEMBER 30, 1995 AND FOR THE
YEARS ENDED NOVEMBER 30, 1994 AND 1993
- --------------------------------------------------------------------------------


                                     1995            1994             1993
CONTRACT REVENUE                  $8,628,165      $14,832,839      $20,171,151
COST OF CONTRACT REVENUE           5,544,236       11,165,785       16,975,915
                                  ----------      -----------      -----------
     Gross profit                  3,083,929        3,667,054        3,195,240

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES           2,394,765        3,139,033        3,716,855
                                  ----------      -----------      -----------
     Net operating income (loss)     689,164          528,021         (521,615)
                                  ----------      -----------      -----------
OTHER (INCOME) DEDUCTIONS:
 Interest                            563,188          667,499          853,256
 Minority interest in loss
  of subsidiary                         -             (21,224)         (19,010)
 Gain on sale of subsidiary             -             (81,711)            -
 Other, net                           75,557          146,280         (160,955)
                                  ----------      -----------      -----------
                                     638,745          710,844          673,291
                                  ----------      -----------      -----------

INCOME (LOSS) BEFORE INCOME TAXES
 AND CUMULATIVE EFFECT                50,419         (182,823)      (1,194,906)

INCOME TAX (EXPENSE) BENEFIT         (20,362)          44,790          345,365
                                  ----------      -----------      -----------
INCOME (LOSS) BEFORE CUMULATIVE
 EFFECT OF CHANGE IN ACCOUNTING
 PRINCIPLE                            30,057         (138,033)        (849,541)

CUMULATIVE EFFECT ON PRIOR YEARS
 OF CHANGING TO DIFFERENT
 DEPRECIATION METHOD (Note 2)        298,674             -                -
                                  ----------      -----------      -----------
NET INCOME (LOSS)                 $  328,729      $  (138,033)     $  (849,541)
                                  ==========      ===========      ===========
PER SHARE AMOUNTS:
 Income (loss) per common
  share - primary and fully
  diluted:
  Income (loss) before cumulative
   effect of a change in
   accounting principle           $     0.03      $     (0.12)          $(0.75)
  Cumulative effect on prior
   years of change in
   method of depreciation               0.26             -                -
                                  ----------      -----------      -----------
 Net income (loss)                $     0.29      $     (0.12)          $(0.75)
                                  ==========      ===========      ===========
Proforma amounts assuming a new
 depreciation method is applied
  retroactively:
  Net income (loss)                               $       467      $  (689,369)
                                                  ===========      ===========
  Income (loss) per common
   share -  primary
   and fully diluted                              $      -         $     (0.60)
                                                  ===========      ===========

See notes to consolidated financial statements.

GDC HOLDINGS CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
TEN MONTH PERIOD ENDED SEPTEMBER 30, 1995 AND THE
YEARS ENDED NOVEMBER 30, 1994 AND 1993
- --------------------------------------------------------------------------------

                                                    Common     Unearned
                                                   Stock at   Compensation -
                                                   Paid-in     Restricted      Retained
                                                    Amount    Stock Award      Earnings        Total

Balances at December 1, 1992                       $ 30,000   $    -          $3,521,741     $3,551,741
Accretion and redemption right on certain
 common stock                                          -                         (21,000)       (21,000)
Purchase and retirement of treasury stock              -                          (1,800)        (1,800)
Net loss                                               -           -            (849,541)      (849,541)
                                                   --------   ---------       ----------     ----------
Balance at November 30, 1993                         30,000                    2,649,400      2,679,400
Net loss                                               -           -            (138,033)      (138,033)
                                                   --------   ---------       ----------     ----------
Balance at November 30, 1994                         30,000                    2,511,367      2,541,367
Issuance of stock to employee                       157,664        -                -           157,664
Unearned compensation arising from issuance of
 common shares under restricted stock award            -       (157,664)            -          (157,664)
Net income                                                         -             328,729        328,729
                                                   --------   ---------       ----------     ----------
Balance at September 30, 1995                      $187,664   $(157,664)      $2,840,096     $2,870,096
                                                   ========   ==========      ==========     ==========

See notes to consolidated financial statements.

GDC HOLDINGS CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
TEN MONTH PERIOD ENDED SEPTEMBER 30, 1995 AND FOR THE
YEARS ENDED NOVEMBER 30, 1994 AND 1993
- --------------------------------------------------------------------------------

                                          1995           1994            1993

CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income (loss)                     $   328,729    $  (138,033)    $  (849,541)
 Adjustments to reconcile net
  income to net cash provided by
  operating activities:
    Cumulative effect of change in
     accounting principles                (298,672)          -               -
   Depreciation and amortization           829,223      1,698,633       1,851,719
   Loss on sale of fixed assets             25,076           -               -
   Deferred income taxes                    20,362        (44,790)        340,942
   Minority interest in loss of
    subsidiary                                -           (21,224)        (19,010)
   Changes in assets and liabilities:
    Receivables                          2,355,709       (635,734)       (664,159)
    Prepaid expenses                       127,386         28,331           7,523
    Refundable income taxes                   -           800,000        (800,000)
    Other assets                           119,270            108        (317,557)
    Accounts payable and accrued
     expenses                           (1,299,010)       135,252        (139,900)
    Income taxes payable                      -              -            (27,000)
    Other liabilities                         -              -            (94,510)
    Decrease in deferred revenue        (1,505,872)          -               -
                                       -----------    -----------     -----------
     Net cash provided by (used in)
      operating activities                 702,201      1,822,543        (711,493)
                                       -----------    -----------     -----------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Proceeds from sale of subsidiary             -            45,000            -
 Purchase of property, plant and
  equipment                                (20,585)       (33,520)       (741,825)
 Proceeds from sale of property,
  plant and equipment                       23,564         13,200            -
                                       -----------    -----------     -----------
     Net cash provided by (used in)
      investing activities                  2,979         24,680        (741,825)
                                       -----------    -----------     -----------

CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Payments to repurchase redeemable
  common stock                                -              -           (960,000)
 Proceeds from issuance of
  long-term debt                           272,200        124,754       7,077,793
 Principal payments on long-term
  debt                                    (999,077)    (2,163,861)     (4,350,044)
 Payments to repurchase common
  stock                                       -              -             (1,800)
                                       -----------    -----------     -----------
     Net cash (used in) provided by
      financing activities                (726,877)    (2,039,107)      1,765,949
                                       -----------    -----------     -----------

NET (DECREASE) INCREASE IN CASH            (21,697)      (191,884)        312,631

CASH AT BEGINNING OF PERIOD                137,616        329,500          16,869
                                       -----------    -----------     -----------
CASH AT END OF PERIOD                  $   115,919    $   137,616     $   329,500
                                       ===========    ===========     ===========
CASH PAID FOR INTEREST                 $   306,458    $   688,323     $   759,623
                                       ===========    ===========     ===========

See notes to consolidated financial statements.

GDC HOLDINGS CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TEN MONTH PERIOD ENDED SEPTEMBER 30, 1995 AND THE
YEARS ENDED NOVEMBER 30, 1994 AND 1993
- --------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    GDC Holdings Corporation, through its subsidiary, GDC Enviro-Solutions, Inc. (formerly GDC Engineering Inc.) (the Company) is an environmental technology firm focused on providing its customers services on turnkey projects and solutions in the waste management, waste cleanup and geotechnical fields. The Company is involved in waste reduction, waste recycling, waste destruction, and site rehabilitation in response to current environmental concerns. Its significant accounting policies are described in the paragraphs that follow:

    Principles of Consolidation - The financial statements include the accounts of the Company and its wholly owned subsidiary, GDC Enviro-Solutions, Inc. (Note 14) and, until the date of its sale in 1994, its majority-owned subsidiary, BCI Environmental Construction, Inc. (BCI) (Note 9). All significant intercompany balances and transactions have been eliminated. In 1995, the Company changed its year end to September and, accordingly, the results of operations and cash flows for 1995 are for the ten month period then ended.

    Revenue and Cost Recognition - Revenues are primarily related to waste processing activities and are recognized on a per hour or per unit of waste material processed. Revenue from cost plus contracts are recognized on the basis of cost incurred during the period.

    Contract costs include all direct material, labor, and equipment costs and those indirect costs related to contract performance such as indirect labor, supplies, tool costs and equipment depreciation. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

    Use of Estimate - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Property, Plant and Equipment - Property, plant and equipment are stated at cost and include expenditures for renewals and betterments which substantially increase the useful lives of existing plant and equipment.

    Depreciation is determined using the straight-line method for machinery and equipment with estimated lives of 3 to 10 years. Incineration equipment systems are depreciated over their useful lives by the unit of production method.

    Debt Issuance Cost - Debt issuance cost relates to a 1992 long-term debt issuance. This cost totaled $467,390 and is being amortized over the life of the loan. The accumulated amortization was $257,064 and $179,160 at 1995 and 1994, respectively.

    Income Taxes - The Company uses the asset and liability method to account for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective bases. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of change in tax assets is recognized in income in the period that includes the enactment date.

    Net Income (Loss) Per Common Share - Primary and fully diluted net income
    (loss) per common share is based on the weighted average number of shares outstanding after consideration of the dilutive effect of stock warrants (after giving effect for the reorganization referred to in Note 14). The weighted average number of common shares used in the calculation was 1,165,329, 1,140,000 and 1,140,060 for 1995, 1994 and 1993, respectively.
    Primary and fully diluted net income (loss) per common share does not include either the outstanding restricted stock award, as the condition for lifting the restriction is currently not being met, or the 502,333 shares issued in exchange for debt as discussed in Note 4.

    Statements of Cash Flows - For purposes of the statements of cash flows, the Company considers all short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents.

    Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivables. The Company continuously evaluates the credit worthiness of its customers' financial conditions and generally does not require collateral. The Company's allowance for doubtful accounts is based on current market conditions, and losses on uncollectible accounts have consistently been within management's expectations.

    Fair Value of Financial Instruments - The carrying value of the Company's financial instruments including cash, accounts receivable and payable, and notes payable approximate fair market value due to their short term nature or variable interest rates.

    Reclassifications - Certain amounts in the 1994 and 1993 consolidated financial statements have been reclassified to conform with the current year presentation.

    New Accounting Pronouncements - The Financial Accounting Standards Board has issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and SFAS No. 123, "Accounting for Stock Based Compensation." The Company does not anticipate that the adoption of these statements in 1996 will have a significant effect on its financial position, results of operations or cash flows.

2.  PROPERTY AND EQUIPMENT


    Property and equipment as of September 30, 1995 and November 30, 1994 consist of the following:

                                        1995          1994

   Incineration equipment           $ 8,163,896   $ 8,192,346
   Machinery and equipment            4,121,667     4,124,155
   Furniture and fixtures               487,145       498,941
   Vehicles                             257,323       366,336
   Leasehold improvements               106,293       115,797
                                    -----------   -----------

                                     13,136,324    13,297,575
   Less accumulated depreciation     (6,214,521)   (6,086,023)
                                    -----------   -----------

                                    $ 6,921,803   $ 7,211,552
                                    ===========   ===========

    Depreciation expense amounted to $751,318 in 1995, $1,605,161 in 1994 and $1,756,374 in 1993. Substantially all of the machinery and equipment is pledged to secure long-term debt.

    Effective December 1, 1994, the Company changed its method of depreciation on its incineration equipment systems from 10 year straight-line to a unit of production method. This change was made to better reflect the estimated use during periods in which such assets will remain in service. The cumulative effect of the change on prior years of $489,625 net of income taxes of $190,953 ($.26 per share after giving effect to the reorganization referred to in Note 14) is included in the accompanying statement of operations in 1995. The change had the effect of reducing depreciation expense and increasing net income in 1995 by approximately $341,464 ($.29 per share after giving effect to the reorganization referred to in Note 14).

3.  DEFERRED REVENUE

    During 1994, an existing customer asked the Company to deactivate and defer future performance on a previously signed contract. The Company agreed to this request and further agreed that cash payments received by the Company under the terms of this agreement, could be applied to future contract services between the Company and this customer. As inducement for the Company signing this agreement, the customer agreed to make cash payments totaling $1,505,872. This total amount was deferred at November 30, 1994 to be recognized as income when the contract was canceled or when the potential future obligation of the Company to provide contract services had expired. In 1995, the Company collected the deferred payment and negotiated an amendment to this agreement whereby the Company would have no potential future obligation relating to the $1,505,872. Accordingly, this amount has been included in contract revenue in 1995.

4.  LONG-TERM DEBT

    Long-term debt as of September 30, 1995 and November 30, 1994 consist of the following:


                                                           1995         1994
Note payable due in monthly installments, including
interest, of approximately $84,000.  Interest is at
prime plus 3% (11.5% at September 30, 1995).
Guaranteed by the majority stockholder.                $ 3,037,639  $ 3,595,780

Note payable due in monthly installments, including
interest, of approximately $19,000.  Interest is at
prime (8.5% at September 30, 1995).                        477,776      637,036

Various subordinated notes payable to the majority
stockholder.  Interest is at prime (8.75% at
September 30, 1995).  (This note was converted into
502,333 shares of common stock on March 12, 1996.)         915,738      915,738

Notes payable due in monthly installments ranging
from approximately $7,200 to $11,000, with imputed
interest ranging from 13% to 17%.                          695,313      859,027

Note payable to a bank under a $750,000 line of
credit.  Interest at the bank's prime plus 2%
(11% at September 30, 1995).  Advances under
the line are limited to 70% of eligible accounts
receivable.  The note matures July 1, 1996.                672,200      400,000

Note payable due in monthly installments, including
interest, of approximately $14,000.  This note was
paid in full in 1995.                                         -         117,962
                                                       -----------  -----------
                                                         5,798,666    6,525,543
Less current maturities of long-term debt               (1,786,975)  (1,508,380)
                                                       -----------  -----------
                                                       $ 4,011,691  $ 5,017,163
                                                       ===========  ===========

    Substantially all of the Company's accounts receivable and property, plant and equipment are pledged as security for notes payable and long-term debt.

    One of the Company's notes payable had provided the lender with a profit participation fee. This one time option could have been exercised at any time from December 1994 through December 1997. The profit participation fee entitled the lender to 10% of the proceeds from the sale of all or substantially all of the assets of the Company less certain debt of the Company, or 10% of a multiple of operating cash flows for the preceding twelve month period. Through September 30, 1995 the lender had not exercised this option. However, on March 15, 1996, the Company restructured this agreement and fixed the profit participation fee at $500,000, payable in level monthly installments through December 1996. Additionally, the maturity dates of the loan has been extended through 2003. Under the terms of the agreement of the Company was prohibited from the payment of any dividends at September 30, 1995.

    This agreement also contains various other restrictions and covenants with which the Company must comply. At September 30, 1995, the Company was not in compliance with some of these covenants. On March 15, 1996, an amendment to this agreement was executed, which provided additional flexibility with respect to certain covenants and waived any technical defaults of those covenants which existed or may exist through March 15, 1996. Management believes that these covenants will be met in the future.

    In addition, on March 12, 1996 approximately $1.1 million of notes and accrued interest payable to shareholders were exchanged for 502,333 shares of the Company's common stock. This conversion of debt would have had a $.01 and $.08 per share effect on income per common share on income before cumulative effect and cumulative effect, respectively, if this conversion had occurred at the beginning of the period.

    The aggregate maturities of notes payable and long-term debt, without regard to the restructure or conversion as referred to above, for each of the years subsequent to September 30, 1995, are as follows:


        Year Ending
       September 30,
           1996                                                     $1,750,274
           1997                                                      1,177,786
           1998                                                      2,870,605
                                                                    ----------
                                                                    $5,798,666
                                                                    ==========

5.  INCOME TAXES

    The Company has provided for Federal and state income taxes (benefit) as follows:


                                                           Fiscal
                                          -------------------------------------

                                             1995           1994        1993
 Current                                    $  -         $    -      $(790,000)
 Deferred                                    20,363       (44,790)     444,635
                                            -------      --------    ---------
 Provision for income taxes                 $20,363      $(44,790)   $(345,365)
                                            =======      ========    =========

    A reconciliation between the amount of reported income taxes and the amount computed by multiplying the income (loss) before income taxes by the statutory federal rate for periods ending 1995, 1994, and 1993 is as follows:

                                           1995      1994        1993
 Income taxes (benefit) at statutory
  federal rate of 34%                    $17,142   $(62,160)  $(335,670)
 Increase (reduction) in income taxes
  resulting from:
   State and local income taxes, net of
    Federal income tax benefit            (1,008)    (3,284)    (38,750)
   Other, net                              4,229     20,654      29,055
                                         -------   --------   ---------

                                         $20,363   $(44,790)  $(345,365)
                                         =======   ========   =========

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1995 and November 30, 1994 are represented below:

                                                    1995          1994
Deferred tax liability -
 Tax over book depreciation                     $(1,422,886)   ($1,184,325)

Deferred tax assets:
 Net operating loss carryforwards                   288,246        248,987
 Alternative minimum tax credit carryforwards       372,060        372,060
 Other, net                                          48,460         60,473
                                                -----------   ------------

    Total deferred tax asset                        708,766        681,520
                                                -----------   ------------

Net deferred tax liability                      $  (714,120)  $   (502,805)
                                                ===========   ============

    There is no valuation allowance for the deferred tax assets at September 30, 1995 and November 30, 1994 as management believes that they will be realized through future operations and the reversal of taxable temporary differences.

    At September 30, 1995, the Company has net operating loss carryforwards for Federal income tax purposes of $800,682 which are available through 2006 to offset future federal income taxes. The Company also has alternative minimum tax credit carryforwards of $372,060 which are available to reduce Federal regular income taxes, over an indefinite period.

6.  STOCKHOLDERS' EQUITY

    After giving the effect for the reorganization referred to in Note 14, the authorized capital stock of the Company consists of 10,000,000 shares of no par value common stock of which 1,271,387 (1,773,720 after the effect of the conversion referred to in Note 14) and 1,140,000 shares were issued and outstanding at September 30, 1995 and November 30, 1994, respectively.

    In accordance with the terms of a certain employee agreement, the Company issued 131,387 shares of restricted no par value common stock in 1995 in consideration of future services and events. These restricted shares are held in custody by the Company until the terms of the restriction is satisfied. If the terms under which the award was granted are not satisfied, the shares will be forfeited. When these shares were issued, unearned compensation equivalent to the current value of the stock was charged to stockholders' equity. Compensation expense will be recorded at the market value of the shares at the date when it becomes probable that the stock will not be forfeited.

    In July 1995, the Company issued to two outside directors warrants to purchase 100,000 shares of common stock at $1.20 per share - the estimated fair market value of the Company's common stock at the date of the grant after giving the effect for the reorganization referred to in Note 14.

7.  BUSINESS AND CREDIT CONCENTRATIONS

    Most of the Company's customers are located in the Southern United States. During 1995, 1994 and 1993, the Company had major customers each of whose purchases exceeded 10% of total sales. Sales to their customers were as follows:

                                        % of Sales
                                      to Total Sales
                   ---------------------------------------------------
                         1995               1994             1993
                   -----------------  ---------------  ---------------
  Customer 1       $2,907,000    34%  $8,362,000  56%  $6,253,000  31%
  Customer 2        1,227,000    14    1,926,000  13         -      -
  Customer 3        1,939,000    22    3,288,000  22         -      -
  Customer 4        1,468,000    17         -      -         -      -

8.  COMMITMENTS AND CONTINGENCIES

    The Company is involved in various legal actions arising in the ordinary course of business. Management has assessed the range of loss, if any, related to other pending legal matters and has concluded that the impact of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

    The Company has several noncancelable operating leases, primarily for office space leased from the majority shareholder for approximately $210,000 per year, that expire over the next 3 years. In addition, the Company leases various pieces of equipment on a month-to-month basis as the work load requires. Rental expense for 1995, 1994 and 1993 was $558,000, $937,000 and $1,431,000, respectively. Future minimum lease payments under noncancelable operating leases for the years ending September 30, are as follows:

    1996                                                              $224,000
    1997                                                               218,000
    1998                                                               218,000
                                                                      --------

                                                                      $660,000
                                                                      ========

    The Company has entered into agreements with various officers and employees for periods of two to three years. The agreements provide for certain annual salaries and a bonus equal to an allocated portion of the Company's annual net profit. The employee agreements provide that the employees are not to compete in businesses related to the Company's activities during the employment period and for a period of two years following the termination of the employment contracts.

9.  SALE OF MAJORITY OWNED SUBSIDIARY

    On October 7, 1994, the Company sold its 80% interest in BCI to the minority shareholder. In exchange for its interest, the Company received $45,000 in cash and a note receivable of $109,000.

10. BENEFIT PLAN

    The Company has a non-contributory Profit Sharing Plan and Trust (the Plan) which substantially covers all employees who are at least 21 years of age and have completed one year of service. The Company can contribute to the Plan at its discretion and employees vest in the Company's contribution based upon their years of service. There were no Company contributions in fiscal year 1995, 1994 or 1993.

11. PENDING MERGER

    On September 7, 1995, the Company signed a letter of intent, with DK Industries, Inc., (DK), in which DK will acquire 100% of the Company in exchange for common stock of DK. The resulting ownership structure would provide GDC Holdings Corporation stockholders with approximately 75% of the equity of the surviving entity. The acquisition is subject to, among other things, completion of a definitive agreement and approval of all parties thereto.

12. PENDING ACQUISITION

    On September 25, 1995, the Company entered into an option agreement to purchase all of the issued and outstanding stock of NBL Technologies, Inc. for $500,000. The purchase price will be paid $150,000 in cash and the remainder in the Company stock. The agreement provides that the Company's stock must be publicly traded and is to be valued at the mean between the bid and asked price for such stock on the day prior to closing of this sale.

13. RESULTS OF OPERATIONS AND FINANCIAL RESTRUCTURING

    As shown in the financial statements, during the ten months ended September 30, 1995, the Company had net income of $30,057 before cumulative effect of change in accounting principles. This income included a $1,505,872 contract termination fee that is reflected in revenues. During fiscal 1995 a new management team embarked on a four point plan aimed at stabilizing and positioning the Company, through the acquisition of a broad range of technologies, to become a full service, single source solution, environmental company. The focus of the plan is to (1) reduce overhead and implement new cost controls, (2) revamp the Company's marketing organization, (3) restructure existing debt and expand existing equipment and receivable lines, and (4) raise additional equity to bolster working capital and provide for expansion. Although the sufficiency of these actions cannot be predicted with absolute certainty, management is of the opinion that these measures will sufficiently sustain the Company's ability to satisfy its working capital and debt service requirements.

14. REORGANIZATION

    On March 12, 1996, the shareholders of GDC Enviro-Solutions, Inc. approved certain changes to the corporate structure, including the creation of a holding company, GDC Holdings Corporation. The shareholders retained the same ownership interest in the holding company as prior to the reorganization whereby 1,271,387 shares of common stock of GDC Holdings were issued in exchange for the 3,814,160 outstanding shares of GDC Enviro-Solutions. The Company has accounted for this transaction similar to a pooling of interest and the exchange of stock has been retroactively applied. All capital stock and per share data have been restated for the effect of this exchange. In addition, as discussed in Note 4, certain debt was exchanged for 502,333 shares of stock.

DK Industries, Inc.
Pro Forma Condensed Combined Balance Sheet
MARCH 31, 1996 (Unaudited):
- ---------------------------

                                                                                       DK Industries
                                            GDC Holdings        DK       Pro forma   Condensed Combined
                   ASSETS                   Corporation     Industries    Entries        Pro forma
                   ------                   ------------    ----------  -----------  ------------------
Current Assets:
Cash & cash equivalents                               $0            $0                          $0
Accounts receivable                            1,858,408                                 1,858,408
Other receivables                                202,612                                   202,612
Prepaid expenses                                 157,977                                   157,977
Other current assets                             560,390                                   560,390
                                            ------------    ----------   ----------   ------------
Total Current Assets                           2,779,387             0            0      2,779,387

Property & equipment, net                      6,654,501                                 6,654,501
Retainage on contracts                                 0                                         0
Other assets                                   1,200,776                                 1,200,776
                                            ------------    ----------   ----------   ------------
Total Assets                                 $10,634,664            $0           $0    $10,634,664
                                            ============    ==========   ==========   ============

LIABILITIES & STOCKHOLDERS' EQUITY
- ----------------------------------
Current Liabilities:
Current prtn., long-term debt                   $841,724                                  $841,724
Line of credit payable                           609,400                                   609,400
Accounts payable                                 680,644       $45,655     $128,108        854,407
Accrued expenses                               1,343,321                                 1,343,321
                                            ------------    ----------   ----------   ------------
Total Current Liabilities                      3,475,089        45,655      128,108      3,648,852

Long-term debt, net of current                 3,015,750                                 3,015,750

Deferred income taxes                            562,966                    (38,000)       524,966

Stockholders' Equity:
Common stock, par value                          187,664       240,324     (380,506)        47,482
Addtl. Paid-in Capital                         1,063,457     1,579,928   (1,485,401)     1,157,984
Unearned compensation                           (157,664)                                 (157,664)
Retained earnings                              2,487,402    (1,853,872)   1,763,764      2,397,294
                                            ------------    ----------   ----------   ------------
                                               3,580,859       (33,620)    (102,143)     3,445,096
Less: Treasury stock                                   0       (12,035)      12,035              0
                                            ------------    ----------   ----------   ------------
Total Stockholders' Equity                     3,580,859       (45,655)     (90,108)     3,445,096
                                            ------------    ----------   ----------   ------------
Total Liab. & Stock. Equity                  $10,634,664            $0           $0    $10,634,664
                                            ============    ==========   ==========   ============

DK Industries, Inc.
Pro Forma Condensed Combined Statement of Operations
Six Months Ended March 31, 1996 (Unaudited):
- --------------------------------------------



                                                                           DK Industries
                                 GDC Holdings      DK         Pro forma  Pro forma Condensed
                                  Corporation  Industries      Entries       Combined
                                 ------------  ----------    ----------  -------------------
Contract revenue                   $2,960,559                              $2,960,559
Cost of contract revenue            1,913,564                               1,913,564
                                  -----------    --------    ----------   -----------
Gross Profit                        1,046,995           0             0     1,046,995

Selling, general & admin exp.       1,109,468     $10,143                   1,119,611
                                  -----------    --------    ----------   -----------
Operating Income (Loss)               (62,473)    (10,143)            0       (72,616)

Other income (expenses):
Interest expense                     (226,490)                               (226,490)
Miscellaneous, net                   (214,883)                 (128,108)     (342,991)
                                  -----------    --------    ----------   -----------
Total Other Income (Expense)         (441,373)          0      (128,108)     (569,481)
                                  -----------    --------    ----------   -----------
Income (Loss) Before Taxes           (503,846)    (10,143)     (128,108)     (642,097)

Income (Taxes) Credit                 151,154                    38,000       189,154
                                  -----------    --------    ----------   -----------
Net Income (Loss)                   ($352,692)   ($10,143)     ($90,108)     ($452,943)
                                  ===========    ========    ==========   ===========
                                  Pro forma income (loss) per share           ($0.237)
                                                                          ===========
                    Pro forma weighted average shares outstanding           1,913,632
                                                                          ===========


DK Industries, Inc.
Pro Forma Condensed Combined Statement of Operations
Six Months Ended March 31, 1995 (Unaudited):
- --------------------------------------------

                                                                              DK Industries
                                                                                 Condensed
                                      GDC Holdings       DK        Pro forma     Combined
                                       Corporation   Industries     Entries      Pro forma
                                      ------------  ------------ ------------ -------------
Contract revenue                        $6,559,760                               $6,559,760
Cost of contract revenue                 4,690,339                                4,690,339
                                       -----------    ----------   ----------   -----------
Gross Profit                             1,869,421             0            0     1,869,421

Selling, general & admin exp             1,569,976    $        0                  1,569,976
                                       -----------    ----------   ----------   -----------
Operating Income (Loss)                    299,445             0            0       299,445

Other income (expenses):
Interest expense                          (273,011)                                (273,011)
Miscellaneous, net                        (109,050)                                (109,050)
                                       -----------    ----------   ----------   -----------
Total Other Income (Expense)              (382,061)            0                   (382,061)
                                       -----------    ----------   ----------   -----------
Income (Loss) Before Taxes                 (82,616)            0                    (82,616)

Income (Taxes) Credit                       28,916                                   28,916
                                       -----------    ----------   ----------   -----------
Net Income (Loss)                         ($53,700)           $0           $0      ($53,700)
                                       ===========    ==========   ==========   ===========
                                       Pro forma income (loss) per share            ($0.031)
                                                                                ===========
                         Pro forma weighted average shares outstanding            1,740,384
                                                                                ===========


NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

     1. In May, 1996, DK Industries, Inc. (Registrant) consummated a reverse merger with GDC Holdings Corporation (GDC). Shareholders in GDC were issued 1,773,720 shares in Registrant in exchange for all of the outstanding stock of GDC. As a result of the reverse merger, GDC becomes the surviving entity for accounting purposes.

     2. The accompanying unaudited condensed combined pro forma balance sheet presents the financial position of the Registrant as if the merger had occurred on March 31, 1996. Because of the reverse merger, the capital structure of Registrant was eliminated in consolidation. The additional paid-in capital of GDC was reduced by $45,655 to reflect the net liabilities of Registrant assumed by GDC. The pro forma statements of operations combined the statements of Registrant and GDC for the interim six month periods ended March 31, 1996 and 1995.

     3. These statements are not necessarily indicative of future operations or the actual results that would have occurred had the transactions been consummated at the beginning of the periods indicated. The pro forma condensed combined financial statements should be read in conjunction with the audited historical financial statements of Registrant and notes thereto included in the annual report of Registrant on Forms 10-K dated June 30, 1995 and June 30, 1994, and the audited consolidated financial statements for GDC Holdings Corporation and its subsidiary included in this 8-K A.